AMENDMENT NO. 3
                    TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT


     AMENDMENT NO. 3 TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT ("this Amendment"), dated as of May 31, 2006, among FOAMEX L.P., as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the "Borrower"), the affiliates of the Borrower party hereto, the lending institutions party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, each as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, Foamex Canada Inc. as a debtor company and applicant under the Companies' Creditors Arrangement Act (Canada) as a guarantor, the lenders party thereto, the Administrative Agent, Banc of America Securities LLC, as sole lead arranger and sole book manager, General Electric Capital Corporation, as syndication agent, and Wachovia Bank, National Association and Wells Fargo Foothill, LLC, as co-documentation agents, are parties to a certain Debtor-in-Possession Credit Agreement, dated as of September 22, 2005, as amended (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement to, among other things, amend the definition of "Applicable Margin" and "Eligible Inventory", modify the EBITDA financial covenant and add a new leverage ratio financial covenant;

     NOW, THEREFORE, subject to the conditions precedent set forth in Section 3 hereof, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

     2.1 Section 7.25 of the Credit Agreement is amended and restated to read in its entirety as follows:

"7.25 EBITDA. Foamex shall not permit EBITDA for any fiscal period of Foamex set forth below to be less than the amount set forth opposite such fiscal period:

                          Fiscal Period                         Amount
                          -------------                         ------
           One fiscal month period ending on                  $3,900,000
           October 30, 2005

           Two consecutive fiscal month period                 7,950,000
           ending on December 4, 2005
           Three consecutive fiscal month                      5,800,000
           period ending on January 1, 2006
           Four consecutive fiscal month period                8,250,000
           ending on January 29, 2006
           Five consecutive fiscal month period               11,750,000
           ending on February 26 2006
           Six consecutive fiscal month period                16,250,000
           ending on April 2, 2006
           Seven consecutive fiscal month period              45,104,000
           ending on April 30, 2006
           Eight consecutive fiscal month period              53,944,000
           ending on May 28, 2006
           Nine consecutive fiscal month period               56,426,000
           ending on July 2, 2006
           Ten consecutive fiscal month period                61,710,000
           ending on July 30, 2006
           Eleven consecutive fiscal month period             67,970,000
           ending on August 27, 2006
           Twelve consecutive fiscal month period             79,942,000
           ending on October 1, 2006
           Twelve consecutive fiscal month period             83,593,000
           ending on October 29, 2006
           Twelve consecutive fiscal month period             78,733,000
           ending on December 3, 2006
           Twelve consecutive fiscal month period             75,644,000
           ending on December 31, 2006
           Twelve consecutive fiscal month period             76,100,000
           ending on January 28, 2007
           Twelve consecutive fiscal month period             77,700,000"
           ending on February 25, 2007

     2.2 Section 7.27 of the Credit Agreement is amended and restated to read in its entirety as follows:

          "7.27 Leverage Ratio. Foamex shall not permit the Leverage Ratio as of each date set forth below to be greater than the applicable ratio set forth opposite such date below:

                              Date                            Leverage Ratio
                              ----                            --------------
                         April 30, 2006                        2.50 : 1.00
                         May 28, 2006                          2.25 : 1.00
                         July 2, 2006                          2.25 : 1.00
                         July 30, 2006                         2.25 : 1.00
                         August 27, 2006                       2.25 : 1.00
                         October 1, 2006                       2.25 : 1.00
                         October 29, 2006                      2.25 : 1.00
                         December 3, 2006                      2.25 : 1.00
                         December 31, 2006                     2.25 : 1.00
                         January 28, 2007                      2.25 : 1.00
                         February 25, 2007                     2.25 : 1.00"

     2.3 The definition of "Applicable Margin" in Annex A to the Credit Agreement is amended and restated to read in its entirety as follows:

     `"Applicable Margin" means

     (i) from and after May 1, 2006 but prior to June 1, 2006,

          (a)  with  respect  to  Base  Rate  Revolving   Loans  and  all  other
          Obligations (other than LIBOR Rate Revolving Loans), 1.00%, and

          (b) with respect to LIBOR Rate Revolving Loans, 2.50%;

     (ii) from and after June 1, 2006 but prior to July 3, 2006 (but in any event subject to clause (y) of the last sentence of this definition),

          (a)  with  respect  to  Base  Rate  Revolving   Loans  and  all  other
          Obligations (other than LIBOR Rate Revolving Loans), 0.25%, and

          (b) with respect to LIBOR Rate Revolving Loans, 1.75%; and

     (iii) from and after July 3, 2006 (but in any event subject to the last sentence of this definition), the percentage set forth below opposite the respective Level (i.e. Level 1, Level 2, Level 3 or Level 4, as the case may be) of Average Availability for the Availability Test Period most recently ended (such percentage to be effective, based upon Average Availability for any Availability Test Period, from the first day of the fiscal quarter of Foamex commencing after the end of such Availability Test Period until the last day of such fiscal quarter).

                                                                                      Base Rate Revolving Loans and all
                                                           LIBOR Rate Revolving      other Obligations (other than LIBOR
                           Average                         ---------------------     -----------------------------------
          Level            Availability                            Loans                    Rate Revolving Loans)
          -----            ------------                            -----                    ---------------------
         Level 1           Equal to or greater than                1.25%                            0.00%
                           $90,000,000
         Level 2           Less than $90,000,000 but               1.50%                            0.00%
                           equal to or greater than
                           $60,000,000
         Level 3           Less than $60,000,000 but               1.75%                            0.25%
                           equal to or greater than
                           $30,000,000
         Level 4           Less than $30,000,000                   2.00%                            0.50%


     Notwithstanding anything to the contrary contained above, (x) subject to clause (y) below, for any Applicable Margin to be determined under clause (iii) above, in the event that the Loan Parties shall fail to timely deliver to the Administrative Agent as required under Section 5.2(n) one or more weekly borrowing base certificates then due for any calendar week included in an Availability Test Period, the Applicable Margin based upon such Availability Test Period shall be at Level 3 until cured and (y) in the event that the Borrower shall fail to timely pay the fees payable under Section 4 of Amendment No. 3 to this Agreement and until such failure is cured, the Applicable Margin from and after June 1, 2006 shall be (a) with respect to Base Rate Revolving Loans and all other Obligations (other than LIBOR Rate Revolving Loans), 1.00% and (b) with respect to LIBOR Rate Revolving Loans, 2.50%.'

     2.4 The definition of "Eligible Inventory" in Annex A to the Credit Agreement is amended by deleting the amount "$20,500,000" in clause (d) thereof and substituting therefor the amount "$25,000,000".

     2.5 The following definitions are hereby added to Annex A to the Credit Agreement in appropriate alphabetical order:

     `"Annualized EBITDA" means, as of any date of determination, the product of
     (i) the aggregate amount of EBITDA for those fiscal months of Foamex commencing on or after October 30, 2005, and ending on or prior to such date of determination, multiplied by (ii) a fraction, the numerator of which shall be the number 12 and the denominator of which shall be the total number of fiscal months of Foamex that have elapsed since October 30, 2005.

     "Average Availability" means, for any Availability Test Period, an amount equal to (i) the sum of the aggregate Availability of all the Borrowers as of the determination day (i.e. the last Business Day of the relevant week) of each weekly Borrowing Base Certificate required to be delivered to the Administrative Agent pursuant to Section 5.2(n) for each calendar week included in such Availability Test Period (as reflected on such Borrowing Base Certificates, subject to the right of review and adjustment of the Administrative Agent set forth in each of the definition of Borrowing Base Certificate and Section 5.2(n)) divided by
     (ii) the  number of  calendar  weeks  included  in such  Availability  Test
     Period.

     "Availability Test Period" means (i) the four consecutive calendar week period consisting of (a) the calendar week most recently ended prior to July 2, 2006 for which, pursuant to Section 5.2(n), the Loan Parties were required to deliver to the Administrative Agent prior to such date a weekly Borrowing Base Certificate for each Borrower and Foamex Canada and (b) the three consecutive calendar weeks ending immediately prior to the calendar week referred to in subclause (a) of this clause (i) and (ii) thereafter, each thirteen consecutive calendar week period consisting of (a) the last calendar week in the fiscal quarter of Foamex most recently ended (commencing with the fiscal quarter of Foamex ending on October 1, 2006) for which, pursuant to Section 5.2(n), the Loan Parties were required to deliver to the Administrative Agent prior to the last day of such fiscal quarter a weekly Borrowing Base Certificate for each Borrower and Foamex Canada and (b) the twelve consecutive calendar weeks ending immediately prior to the calendar week referred to in subclause (a) of this clause
     (ii).

     "Funded Indebtedness" means, with respect to Foamex at any date of determination, the principal amount of all Indebtedness of Foamex outstanding on such date, determined on a consolidated basis in accordance with GAAP, incurred under (i) this Agreement, (ii) the Term Loan B Agreement, (iii) Capital Leases, and (iv) the industrial revenue bonds described on Schedule 6.9 hereto.

     "Leverage Ratio" means, on any date of determination, the ratio of (i) Funded Indebtedness of Foamex outstanding on such date, to (ii) EBITDA for the period of twelve consecutive fiscal months of Foamex most recently ended as of such date (or, in the case of any date prior to October 1, 2006, Annualized EBITDA for the period ending on such date), all determined on a consolidated basis in accordance with GAAP.'

     SECTION 3. EFFECTIVENESS. This Amendment shall become effective on such date as the following conditions precedent are satisfied:

     3.1  Counterparts  of  this  Amendment   executed  by  the  Borrower,   the
Guarantors, the Lenders and the Administrative Agent shall have been delivered to the Administrative Agent.

     3.2 The Administrative Agent shall have received a copy, certified by a Responsible Officer of Foamex as true and complete, of a consent from the Term Loan B Agent and the lenders under the Term Loan B Agreement consenting to this Amendment, which consent shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

     3.3 The Administrative Agent for the sole account of the Bank shall have received, in form and substance satisfactory to the Administrative Agent and the Bank, a fully executed fee letter, dated the date hereof (the "Fee Letter"), between the Administrative Agent and the Borrower.

     SECTION 4. FEES. On or before that date (the "Due Date") which is the earlier of (x) two Business Days after the date the Bankruptcy Court enters an order, in form and substance reasonably satisfactory to the Administrative Agent, authorizing this Amendment and the payment of the fees payable hereunder and under the Fee Letter and (y) June 30, 2006, the Borrower agrees to pay (i) to the Administrative Agent, for the ratable benefit of the Lenders (based upon their respective Pro Rata Shares in effect immediately prior to the effectiveness of this Amendment), an amendment fee in the amount of $120,000 and
(ii) to the Administrative Agent, for the sole benefit of the Bank, the fee payable under the Fee Letter. Subject to Bankruptcy Court approval of this Amendment, the failure of the Borrower to pay the above fees on the Due Date shall constitute an Event of Default. The Borrower and the Guarantors agree to use reasonable efforts to cause the order referred to in the first sentence of this Section 4 to be entered by the Bankruptcy Court as soon as reasonably possible.

     SECTION 5 COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     SECTION 6. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Amendment and the amendments contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as amended and modified by this Amendment, and all references in other documents to the Credit Agreement shall mean such agreement as amended and modified by this Amendment.

     SECTION 7. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                        "BORROWER"


                        FOAMEX L.P., a Debtor and Debtor-in-Possession

                        By: FMXI, Inc., its Managing General Partner, a Debtor and Debtor-in-Possession

                                 By:      /s/ George L. Karpinski
                                          -----------------------------------
                                 Title:   Vice President
                                          -----------------------------------


                        "GUARANTORS"


                        FOAMEX L.P., a Debtor and Debtor-in-Possession

                        By: FMXI, Inc., its Managing General Partner, a Debtor and Debtor-in-Possession

                                 By:      /s/ George L. Karpinski
                                          -----------------------------------
                                 Title:   Vice President
                                          -----------------------------------


                        FMXI, INC., a Debtor and Debtor-in-Possession

                        By:      /s/ George L. Karpinski
                                 -------------------------------------
                        Title:   Vice President
                                 -------------------------------------

                        FOAMEX INTERNATIONAL INC., a Debtor and
                        Debtor-in-Possession

                        By:      /s/ George L. Karpinski
                                 -------------------------------------
                        Title:   Senior Vice President
                                 -------------------------------------

                        FOAMEX CANADA INC., a Debtor Company and
                        Applicant

                        By:      /s/ George L. Karpinski
                                 -------------------------------------
                        Title:   Treasurer
                                 -------------------------------------


                        FOAMEX CAPITAL CORPORATION, a Debtor
                        and Debtor-in-Possession


                        By:      /s/ George L. Karpinski
                                 -------------------------------------
                        Title:   Vice President
                                 -------------------------------------


                        FOAMEX LATIN AMERICA, INC., a Debtor and
                        Debtor-in-Possession


                        By:      /s/ George L. Karpinski
                                 -------------------------------------
                        Title:   Vice President
                                 -------------------------------------


                        FOAMEX MEXICO, INC., a Debtor and Debtor-in-Possession


                        By:      /s/ George L. Karpinski
                                 -------------------------------------
                        Title:   Vice President
                                 -------------------------------------


                        FOAMEX MEXICO II, INC., a Debtor and Debtor-in Possession

                        By:      /s/ George L. Karpinski
                                 -------------------------------------
                        Title:   Vice President
                                 -------------------------------------

                        FOAMEX ASIA, INC., a Debtor and Debtor-in-
                        Possession


                        By:      /s/ George L. Karpinski
                                 -------------------------------------
                        Title:   Vice President
                                 -------------------------------------


                        FOAMEX CARPET CUSHION LLC, a Debtor and
                        Debtor-in-Possession


                        By:      /s/ George L. Karpinski
                                 -------------------------------------
                        Title:   Vice President
                                 -------------------------------------


                        "ADMINISTRATIVE AGENT"

                        BANK OF AMERICA, N.A., as the Administrative Agent

                        By:      /s/ William J. Wilson
                                 --------------------------------------------
                        Title:   Vice President
                                 --------------------------------------------


                        "LENDERS"


                        BANK OF AMERICA, N.A.


                        By:      /s/ William J. Wilson
                                 --------------------------------------------
                        Title:   Vice President
                                 --------------------------------------------



                        GENERAL ELECTRIC CAPITAL CORPORATION


                        By:      /s/ Philip A. Carfora
                                 --------------------------------------------
                        Title:   Duly Authorized Signatory
                                 --------------------------------------------

                        WACHOVIA BANK, NATIONAL
                        ASSOCIATION


                        By:      /s/ Thomas A. Martin
                                 --------------------------------------------
                        Title:   Vice President
                                 --------------------------------------------


                        WELLS FARGO FOOTHILL, LLC


                        By:      /s/ Juan Barrera
                                 --------------------------------------------
                        Title:   Vice President
                                 --------------------------------------------


                        MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc.


                        By:      /s/ James Betz
                                 --------------------------------------------
                        Title:   Vice President
                                 --------------------------------------------


                        THE CIT GROUP/BUSINESS CREDIT, INC.


                        By:     /s/ Matthew V. DeFranco
                                ---------------------------------------------
                        Title:  Assistant Vice President
                                ---------------------------------------------